SaveDaily enters into Financing and Security Agreement for up to $3,000,000 of secured convertible debt financing

Initial tranche of $750,000 funded

Seal Beach, CA (November 28, 2011) – Jeff Mahony, CEO of SaveDaily, Inc. (OTCBB: SAVY), the leading provider of low cost mutual fund investing platforms used by financial institutions, announced that the company entered into a Financing and Security Agreement with EQ Partners LLC , an Ohio based lender, and that the lender has funded an initial tranche of $750,000, before giving effect to fees and other costs. The company executed a secured, convertible Cognovit promissory note that allows for conversion of the note to common stock at a conversion price of $0.37 per share, and by a subsequent financing round funded by the lender, or otherwise by funds available to the company. The company is negotiating terms for up to an additional $2.25 million as may be needed at the discretion of SaveDaily after April 1, 2012.  No assurance can be given that the lender and the company will agree on such terms or that the company will receive any additional funding under the Financing and Security Agreement. The company also issued to the lender a warrant that allows the holder, for a period of five years, to acquire up to 750,000 shares of common stock at an exercise price of $.37 per share on terms that also permit cashless exercise.

 “SaveDaily believes that over the last several months we have proven our model. We have grown our assets under management rapidly and we feel it is time to take this company to the next levels of customer expansion and revenue growth,” stated Mr. Mahony. “We are confident that with this funding in place we can continue to pursue our operational and revenue goals for the next year. We are seeing strong adoption of our platform by the financial services community, and we expect to utilize these funds to bring more of these partners online, as well as for general corporate purposes.”

In the third quarter of 2011, SaveDaily reported that assets under management increased 56% over the last five months, with $126 million under management at September 30, 2011 as compared to $81 million under management at the end of April 2011. The company has recently reported the opening of new distribution channels including banks, credit unions and broker-dealers.

Credit unions, banks and other financial service providers adopting the SaveDaily platform can offer mutual fund investing to their customers at extremely low cost under their own brand. For one low flat monthly charge, investors in these mutual funds can have unlimited positions, unlimited transactions without transaction fees, and no minimum investment requirements.  Eliminating the need for high initial amounts to open an account or requiring ongoing contributions, this unprecedented model provides greater opportunities for average savers to plan and execute their savings goals by allowing them to invest conceivably as little as a penny when and how they want.

According to Steve Durbin, chief executive officer of the lender, "We are excited about our investment in SaveDaily and believe that our capital will allow the company to achieve the next stage in its growth trajectory.  It's rare to find a company that has the potential to alter the investing landscape as dramatically as SaveDaily can through its mutual fund platform, which for the first time truly opens up this investment category to the mass market."

The descriptions of the Financing and its terms, including costs, descriptions of security, warrants to acquire additional securities, and other funding provisions, are outlines which do not purport to be a complete statement of the funding transaction or of the parties’ rights and obligations under the Financing Documents. The announcements in this press release of the Financing are qualified in their entirety by reference to the Financing Documents attached  as exhibits to the company’s  Report on Form 8-K that is being filed in connection with the Financing .

About SaveDaily

SaveDaily offers investments and record-keeping services to its intermediary partners, as well as directly to clients through a variety of white-labeled interfaces. SaveDaily owns its proprietary financial services platform which has been in production for about three years, helping financial intermediaries succeed in bringing suitable and affordable investment services to everyday savers and investors.  SaveDaily, through its financial services partners, has the capability of making virtually all mutual funds available to its clients. SaveDaily conducts its business through its wholly owned subsidiary, SaveDaily.com, Inc., which is headquartered in Seal Beach, California and is a Registered Investment Advisor with the Securities and Exchange Commission.  For more information, visit www.savedaily.com.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding pending litigation and the timing and outcome of those proceedings. Such forward-looking statements are based on expectations, estimates and projections about the markets in which the Company operates, management's beliefs, and certain assumptions made by management and involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements, including but not limited to (1) the outcome of any legal proceedings that have been or may be initiated by the Company or that may be initiated against the Company; (2) the ability of the Company to continue deploying on its low cost platform and to achieve widespread customer adoption of the Company's product and service offerings; and (3) the possibility that Company may be adversely affected by other economic, business, and/or competitive factors. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including those under the heading "Risk Factors" in Company's Current Report on Form 8-K filed with the SEC on August 30, 2011 and in the Company's Quarterly Report on Form 10-Q filed with the SEC on November 14, 2011.  Many of the factors that determine the outcome of the subject matter of this press release are beyond the Company's ability to control or predict. Except as required by law, the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

About EQ Partners, LLC.

EQ Partners LLC  is an Ohio limited liability company owned by Quail Bend, LLC and Empire Advisors, LLC.

About Quail Bend, LLC

Quail Bend, LLC (“Quail Bend”) was founded in early 2010 by Steve Durbin, Jr. to pursue small cap value investments in both the public and private markets.  Quail Bend raises capital for its private equity investments on a deal-by-deal basis and generally focuses on transactions under $50 million in which there is strong asset value and/or identifiable downside protection.  Quail Bend is also a Registered Investment Adviser and the general partner of Quail Bend Capital Partners LP (“QBCP”).  QBCP is a hedge fund that employs a quantitative approach to fundamental value investing with a strong bias towards the small cap market.

About Empire Advisors, LLC

Headquartered in Columbus, Ohio, Empire Advisors is a midmarket private equity fund that opportunistically invests in a broad range of business sectors in debt, equity and mixed transactions. Empire’s international investor group consists exclusively of high net worth individuals and home offices with a broad range of expertise, many of whom serve in consulting or board capacities in certain Empire transactions. Contact: David J. Richards (drichards@empireadvisorsllc.com).

Company Contact:
Jeff Mahony, CEO
(562) 795-7500

Investor Contact:
Capital Market Relations
Chris Rosgen
(949) 481-9739

Source:  SaveDaily